SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2010

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement.

In January 1999 Cortex Pharmaceuticals, Inc. (the “Company”) entered into a research collaboration and worldwide license agreement (the “Agreement”) with NV Organon (“Organon”) to develop and commercialize AMPAKINE® compounds for the treatment of schizophrenia and depression. Organon is now a subsidiary of Merck Sharp & Dohme Corp (“Merck”).

On September 28, 2010, the Company was notified by Merck of its election to terminate the Agreement. As further agreed between Merck and the Company, the effective date of the termination of the Agreement is October 1, 2010.

As a result of the termination of the Agreement, Merck will no longer have license rights to use the Company’s patents or know-how. Merck retains ownership of compounds developed by Organon or developed jointly by Organon and the Company during the collaboration. Following the termination of the Agreement, the Company will be free to pursue strategic opportunities for all of its other AMPAKINE compounds in schizophrenia and depression.

On October 1, 2010, the Company issued a press release to report the termination of the Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Cortex Pharmaceuticals, Inc. dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: October 1, 2010	/S/ MARIA S. MESSINGER
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page No.

99.1	Press release of Cortex Pharmaceuticals, Inc. dated October 1, 2010.	5